UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2013

FULL CIRCLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

800 Westchester Ave., Suite S-620

Rye Brook, NY  10573

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 220-6300

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Full Circle Capital Corporation (the “Company”) reconvened its Annual Meeting of Shareholders on February 1, 2013, which was previously adjourned pursuant to shareholder votes on December 20, 2012 and January 18, 2013, and submitted one matter to the vote of the shareholders. A summary of the matter voted upon by shareholders is set forth below.

Shareholders approved the authorization of the Company, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings on the following votes:

	Votes For	Votes Against	Abstentions
With Affiliates	3,310,601	433,533	44,906
% Outstanding	53.23%	6.97%	0.72%
Without Affiliates	2,915,673	433,533	44,906
% Outstanding	50.14%	7.46%	0.77%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2013	FULL CIRCLE CAPITAL CORPORATION

	By:	/s/ John E. Stuart
John E. Stuart
President and Chief Executive Officer